EXHIBIT 99.1

[LOGO]                                                       One Jake Brown Road
BLONDER                                                Old Bridge, NJ 08857-1000
TONGUE                                         (732) 679-4000 Fax (732) 679-4353
LABORATORIES, INC.                                         www.blondertongue.com

For Immediate Release:                          Contact: James A. Luksch
----------------------                                   Chairman and
March 31, 2004                                           Chief Executive Officer
                                                         (732) 679-4000


         BLONDER TONGUE REPORTS 2003 YEAR-END AND FOURTH QUARTER RESULTS
         ---------------------------------------------------------------


OLD BRIDGE, NEW JERSEY, March 31, 2004 - Blonder Tongue Laboratories, Inc. (AMEX: "BDR") today announced its sales and earnings for the fourth quarter and full year ended December 31, 2003

Net sales for fiscal year 2003 were $35,437,000 compared to the $46,951,000 reported in fiscal year 2002. The decrease in net sales is primarily attributed to a decrease in capital spending by cable system operators and generally weak economic conditions. The decrease in capital spending by cable systems operators was in part the result of the bankruptcy of WSNET, which had been the leading provider of programming to the private cable industry. As a result of this event, demand of the Company's digital products, particularly its Motorola set-top box and QQQT Transcoder line, were adversely affected. Digital product sales were $3,312,000 in 2003 compared to $6,265,000 in 2002. Included in net sales are revenues from BDR Broadband, our private cable system, of $1,094,00 and $250,000 in 2003 and 2002, respectively. The Company's gross profit margin decreased to 26.8% from 27.2% in the prior year due to an increase in the inventory reserve of $1,576,000 in 2003 as compared to an increase in the inventory reserve of $500,000 in 2002, offset by a higher portion of sales in 2003 being comprised of higher margin products. Earnings from operations were a loss of $2,181,000 as compared to income of $1,724,000 reported in 2002. The reduction in operating income was attributable to reduced sales, an increase in the inventory reserve and an increase in general and administrative expenses of $1,000,000 related to BDR Broadband. Earnings before cumulative effect of change in accounting principle was a loss of $2,749,000 or $0.36 loss per share compared to income of $429,000 or $0.06 per share for the comparable period in 2002. In connection with a change in accounting rule relating to the treatment of goodwill as prescribed by Statement of Financial Accounting Standards No. 142, the Company recorded a one-time non-cash non-operating charge of $6,886,000 in the first quarter of 2002, resulting in a net loss of $6,457,000 or $0.84 per share in 2002.

Net sales for the fourth quarter 2003 were $9,106,000 compared to the $11,633,000 reported for the fourth quarter of 2002. The Company had an operating loss of $1,065,000 for the period compared to a $328,000 operating loss for the comparable period of 2002. There was a net loss of $1,536,000 for the fourth quarter of 2003, compared to a $323,000 net loss reported for the fourth quarter of 2002. Diluted net loss per share for the fourth quarter of 2003 was $0.19, compared with diluted net loss per share for the fourth quarter of 2002 of $0.04.

James A. Luksch, Chairman and Chief Executive Officer commented, "The Company's financial performance for the year 2003 was disappointing, although the loss for the year was dominated by an increase in our inventory reserve. Given the substantial decrease in our sales volume, and taking into account the increase of the inventory reserve, operating performance of the Company was reasonable. During 2003, however, we undertook a thorough and critical evaluation of the marketplace and ourselves, and have used what we have learned to chart a clear path for the Company to increase sales and profits." Mr. Luksch continued, "We are now in the implementation phase of these efforts and anticipate seeing concrete results in the second half of the year. Our Triple Play offering of Video, Data and Voice products are being well received. Key customers have expressed strong interest in our new products, and recent events pressuring operators to block channels as requested by consumers, should reinvigorate customer interest in the Company's addressable products. In summary, there is more good news in Blonder Tongue's future than the bad news. The market and products are there, and we are continually adapting to meet the market's demands."

Blonder Tongue Laboratories is a designer, manufacturer, and supplier of a comprehensive line of electronics and systems equipment for the franchised and private cable television industries. Founded in 1950, Blonder Tongue offers a comprehensive product line and has grown to be one of the leaders in cable television equipment manufacturing. For more information regarding Blonder
Tongue or its products, please visit the Company's Internet site at www.blondertongue.com or contact the Company directly at (732) 679-4000.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes "forward-looking" statements and accordingly, the cautionary statements contained in Blonder Tongue's Annual Report and Form 10-K for the year ended December 31, 2003 (See Item 1: Business and Item 7: Management's Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. The words "believe", "expect", "anticipate", "project", and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Blonder Tongue's actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue's "forward-looking" statements.

                        Blonder Tongue Laboratories, Inc.

                    Consolidated Summary of Operating Results

                      (in thousands, except per-share data)

                                        Three months ended     Twelve months ended
                                           December 31,            December 31,
                                           (unaudited)
                                       ---------------------   --------------------
                                          2003       2002        2003        2002
                                          ----       ----        ----        ----
Net Sales                              $  9,106    $ 11,633    $ 35,437    $ 46,951
Gross Profit                              1,690       2,612       9,489      12,756
Earnings (loss) from operations          (1,065)       (328)     (2,181)      1,724
Net loss                                 (1,536)       (323)     (2,749)     (6,457)

Net loss per share:
    Basic and diluted                  $  (0.19)   $  (0.04)   $  (0.36)   $  (0.84)
Weighted average shares outstanding:
    Basic and diluted                     7,995       7,613       7,654       7,604


                       Consolidated Summary Balance Sheets

                                 (in thousands)

                                            Dec. 31,        Dec. 31,
                                             2003            2002
                                            -------         -------
Current assets                              $31,376         $34,774
Property, plant and equipment, net            6,652           6,831
Total assets                                 47,990          52,002
Current liabilities                           6,305           4,457
Long-term liabilities                         9,745          14,278
Stockholders' equity                         31,940          33,267
Total liabilities and stockholders' Equity  $47,990         $52,002


                                       ###